UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2019

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On January 24, 2019, the Board of Directors of Soleno, Inc., following a review of the Company’s executive compensation program by its Compensation Committee and recommendations, approved certain increases to the base salaries for fiscal year 2019, the payment of cash bonuses for fiscal year 2018 and certain refresh equity awards for certain named executive officers as follows:

Name and Principal Position	Fiscal Year 2019 Annual Base Salary ($)(1)	Fiscal Year 2018 Cash Bonus Award ($)	Incentive Stock Option Award (shares subject to award)
Anish Bhatnagar Chief Executive Officer	$470,000	$80,500	250,000	(2)
Kristen Yen Vice President of Clinical Operations	$250,000	$20,560	60,000	(2)
Jonathan Wolter Chief Financial Officer	—	—	10,000	(2)

(1)	Effective as of January 1, 2019
(2)

One forty-eighth (1/48) of the shares shall vest on the first month anniversary of January 24, 2019, and one forty-eighth (1/48) of the total number of shares subject to the shares shall vest each month thereafter on the same day of the month, such that all of the shares will have vested as of January 24, 2023, subject to the executive’s continued service on each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.
Date: January 29, 2019
	By:	/s/ Jonathan Wolter
Jonathan Wolter
Chief Financial Officer